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                                                                     EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

SCHAWK, INC.


         Schawk California, Inc.


         Schawk USA, Inc.


         Schawk de Mexico, S.A. de C.V.


         Schawk GmbH


         Schawk Canada, Inc.


                 StanMont, Inc.